Quaker Chemical Corporation

Second Quarter 2016 Results

Investor Conference Call



July 28, 2016

Risks and Uncertainties Statement

Quaker
It's what's inside that counts.

Regulation G

The attached charts include Company information that does not conform to generally accepted accounting principles ("GAAP"). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

This data should be read in conjunction with the Company's second quarter earnings news release dated July 27, 2016, which has been furnished to the SEC on Form 8-K and the Company's Form 10-Q for the quarterly period ended June 30, 2016, which has been filed with the SEC.

Forward-Looking Statements

This presentation may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that demand for the Company's products and services is largely derived from the demand for its customers' products, which subjects the Company to uncertainties related to downturns in a customer's business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, future terrorist attacks and other acts of violence. Other factors could also adversely affect us. Therefore, we caution you not to place undue reliance on our forward-looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Speakers

Quaker
It's what's inside that counts.

Michael F. Barry
Chairman of the Board, Chief Executive Officer & President

Mary Dean Hall
Vice President, Chief Financial Officer & Treasurer

Robert T. Traub
Vice President, General Counsel & Corporate Secretary

Second Quarter 2016 Headlines

Quaker
It's what's inside that counts.

- **Strong operating income of $22.1 million drives 5% increase in adjusted EBITDA**
- **Volume growth drives 2% increase in net sales despite FX and end-market headwinds**
- **Solid operating cash flow of $25.2 million up 31% from the prior year quarter**

Chairman Comments

Second Quarter of 2016

- **Second Quarter of 2016**
  - ✓ Sales volume growth both organically by 2% and from acquisitions by 4%, despite end-market headwinds
  - ✓ Strong operating performance driven by increased sales volumes on relatively consistent gross margins and SG&A levels, offset by a higher effective tax rate and decreases from foreign exchange to sales and earnings of 3% and 4%, respectively.
  - ✓ Solid operating income drives adjusted EBITDA increase of 5% and net operating cashflow increase of 31% compared to the prior year quarter
- **2016 Outlook**
  - ✓ Positives - Projected benefits from global restructuring program, the ability to gain market share and the leveraging of past acquisitions to help the Company offset some end-market challenges
  - ✓ Negatives - Some decline in gross margin expected, due to timing differences between raw material changes and our product pricing adjustments

Overall, our 2016 forecast continues to indicate growth in both the top and bottom lines and we still expect to increase non-GAAP earnings and adjusted EBITDA for the seventh consecutive year.

Financial Highlights

Second Quarter of 2016

Quaker
It's what's inside that counts.

1) **Strong operating results offset by a higher effective tax rate and foreign exchange result in non-GAAP earnings per diluted share of $1.11 in Q2'16 compared to $1.15 in Q2'15**
   - Earnings down due to timing issue related to quarterly tax rate of 32.6% up from 27.1% in Q2'15
   - Negative foreign exchange impact of approximately 4% or $0.05 per diluted share vs. Q2'15
2) **Net sales increase driven by volume growth of 6% partially offset by negative foreign currency translation of 3% and continued pricing pressure**
3) **Solid sales volumes on consistent gross margins of 38.1% in Q2'16 and 38.4% in Q2'15 and stable SG&A levels drove a 3% increase in operating income and a 5% increase in adjusted EBITDA from Q2'15**
4) **2015 global restructuring program continues to be executed as planned, with initial modest cost savings realized to date and estimated total savings for 2016 to approximate $3 million**
5) **Strong year-to-date net operating cash flow up 32% to $36.0 million compared to the first six months of 2015 on improved operating performance and lower cash invested in working capital**

Financial Snapshot

Quaker
It's what's inside that counts.

($ Millions unless otherwise noted)	Q2 2016	Q2 2015	YTD 2016	YTD 2015
Net Sales	186.9	183.7	365.0	365.1
Gross Margin	38.1 %	38.4 %	38.1%	37.5%
Operating Income	22.1	21.4	41.3	39.3
Operating Margin	11.8 %	11.7 %	11.3%	10.8%
Net Income Attributable to Quaker Chemical Corporation	15.0	15.0	28.0	25.4
Earnings Per Diluted Share	1.13	1.13	2.11	1.90
Non-GAAP Earnings Per Diluted Share	1.11	1.15	2.09	2.08
Adjusted EBITDA	27.7	26.2	52.6	49.5
Adjusted EBITDA Margin	14.8 %	14.3 %	14.4%	13.5%
Net (Cash) Debt	(12.0)	(3.7)	---	---
Net Operating Cash Flow	25.2	19.2	36.0	27.3
Effective Tax Rate	32.6 %	27.1 %	32.5%	28.8%

Product Volume by Quarter and Year

In Thousands of Kilograms



Quarter Volume
Quarter Volume
Full Year Volume
Full Year Volume
61,000
55,000
49,000
43,000
37,000
31,000
25,000
235,000
215,000
195,000
175,000
155,000
135,000
115,000
Q08 Avg
1Q09
2Q09
3Q09
4Q09
FY09
1Q10
2Q10
3Q10
4Q10
FY10
1Q11
2Q11
3Q11
4Q11
FY11
1Q12
2Q12
3Q12
4Q12
FY12
1Q13
2Q13
3Q13
4Q13
FY13
1Q14
2Q14
3Q14
4Q14
FY14
1Q15
2Q15
3Q15
4Q15
FY15
1Q16
2Q16

Organic and acquisition-related volume growth despite continued challenges in end-markets

Chart #6

Gross Margin Percentage Trends

Quaker
It's what's inside that counts.



40.0%
35.0%
30.0%
25.0%
20.0%
28.0%
34.7%
35.4%
32.6%
33.7%
35.8%
35.7%
37.6%
2008
2009
2010
2011
2012
2013
2014
2015
Gross Margin Percentage



40.0%
35.0%
30.0%
25.0%
20.0%
38.4%
37.7%
37.5%
38.1%
38.1%
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Gross Margin Percentage

Relatively consistent gross margins quarter-over-quarter

Chart #7

Adjusted EBITDA

Baseline Historical Performance



FY 2008 – Q2 2016
CAGR: 13.7%
+730 Margin bps
$40.1
$44.2
$66.8
$73.0
$80.9
$89.6
$99.8
$101.6
$99.7
$104.8
6.9%
9.8%
12.3%
10.7%
11.4%
12.3%
13.0%
13.8%
13.2%
14.2%
2008
2009
2010
2011
2012
2013
2014
2015
Trailing Twelve Months Q2 2015
Trailing Twelve Months Q2 2016
Adjusted EBITDA ($ Mils.)
Adjusted EBITDA Margin (%)

Chart #8

Balance Sheet
Cash and Debt

Quaker
It's what's inside that counts.


Cash
ST/LT Debt
Net Debt
$ Millions
$120
$80
$40
$0
-$40
-$80
-$120
2008
2009
2010
2011
2012
2013
2014
2015
Q2 2016

Strong cash flow generation and balance sheet continue to support future growth

Chart #9

APPENDIX

Non-GAAP Earnings Per Diluted Share Reconciliation

Quaker
It's what's inside that counts.

	Q2 2016	Q2 2015	YTD 2016	YTD 2015
GAAP earnings per diluted share	$ 1.13	$ 1.13	$ 2.11	$ 1.90
Equity (income) loss in a captive insurance company per diluted share	$ (0.02)	$ 0.01	$ (0.03)	$ (0.05)
U.S customer bankruptcy per diluted share	$ -	$ 0.01	$ -	$ 0.01
Cost streamlining initiatives per diluted share	$ -	$ -	$ -	$ 0.01
Currency conversion impact of the Venezuelan bolivar fuerte per diluted share	$ -	$ -	$ 0.01	$ 0.21
Non-GAAP earnings per diluted share	$ 1.11	$ 1.15	$ 2.09	$ 2.08

Adjusted EBITDA Reconciliation

Quaker
It's what's inside that counts.

	2008	2009	2010	2011	2012	2013	2014	2015
Net income	9,833	16,058	32,120	45,892	47,405	56,339	56,492	51,180
Depreciation	10,879	9,525	9,867	11,455	12,252	12,339	12,306	12,395
Amortization	1,177	1,078	988	2,338	3,106	3,445	4,325	6,811
Interest expense	5,509	5,533	5,225	4,666	4,283	2,922	2,371	2,585
Taxes on income	4,977	7,065	12,616	14,256	15,575	20,489	23,539	17,785
Equity loss (income) from a captive insurance company	1,299	162	(313)	(2,323)	(1,812)	(5,451)	(2,412)	(2,078)
Non-cash gain from the purchase of an equity affiliate	-	-	-	(2,718)	-	-	-	-
Equity affiliate out of period charge	-	-	564	-	-	-	-	-
Restructuring expenses	2,916	2,289	-	-	-	-	-	6,790
Transition costs related to key employees	3,505	2,443	1,317	-	609	-	-	-
Verkol transaction-related expenses	-	-	-	-	-	-	-	2,813
U.K. pension plan amendment	-	-	-	-	-	-	902	-
Customer bankruptcies	-	-	-	-	1,254	-	825	328
Cost streamlining initiatives	-	-	-	-	-	1,419	1,166	173
Non-income tax contingency charges	-	-	4,132	-	-	796	-	-
Change in acquisition-related earnout liability	-	-	-	(595)	(1,737)	(497)	-	-
Mineral oil excise tax refund	-	-	-	-	-	(2,540)	-	-
Currency conversion impacts of the Venezuelan bolivar fuerte	-	-	322	-	-	357	321	2,806
Adjusted EBITDA	40,095	44,153	66,838	72,971	80,935	89,618	99,835	101,588
Adjusted EBITDA Margin	6.9%	9.8%	12.3%	10.7%	11.4%	12.3%	13.0%	13.8%

Chart #11

Trailing Twelve Months Adjusted EBITDA Reconciliation

Quaker
It's what's inside that counts.

	I = G + H	H	G = F - D	F	E = C + D	D	C = B - A	B	A
	Trailing Twelve Months Q2 2016	YTD Q2 2016	Last Six Months 2015	FY 2015	Trailing Twelve Months Q2 2015	YTD Q2 2015	Last Six Months 2014	FY 2014	YTD Q2 2014
Net income	53,725	27,961	25,764	51,180	53,751	25,416	28,335	56,492	28,157
Depreciation	12,609	6,331	6,278	12,395	12,339	6,117	6,222	12,306	6,084
Amortization	7,153	3,589	3,564	6,811	5,944	3,247	2,697	4,325	1,628
Interest expense	2,859	1,468	1,391	2,585	2,459	1,194	1,265	2,371	1,106
Taxes on income	20,245	13,543	6,702	17,785	21,538	11,083	10,455	23,539	13,084
Equity income from a captive insurance company	(1,738)	(355)	(1,383)	(2,078)	(1,036)	(695)	(341)	(2,412)	(2,071)
Restructuring expenses	6,790	-	6,790	6,790	-	-	-	-	-
Verkol transaction-related expenses	2,813	-	2,813	2,813	-	-	-	-	-
U.K. pension plan amendment	-	-	-	-	-	-	-	902	902
Customer bankruptcies	217	-	217	328	936	111	825	825	-
Cost streamlining initiatives	-	-	-	173	991	173	818	1,166	348
Currency conversion impacts of the Venezuelan bolivar fuerte	88	88	-	2,806	2,806	2,806	-	321	321
Adjusted EBITDA	104,761	52,625	52,136	101,588	99,728	49,452	50,276	99,835	49,559
Adjusted EBITDA Margin	14.2%	14.4%	14.0%	13.8%	13.2%	13.5%	12.8%	13.0%	13.3%

Chart #12